                                               Exhibit 5.1

(Letterhead of Law Offices of Jeffrey D. Marks, Esq., P.C.)


                           February 7, 2000

Vertex Industries, Inc.
23 Carol Street
Clifton, New Jersey 07014

	RE:	Registration Statement on Form S-3

Ladies and Gentlemen:

	We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about February 11, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 11,657,142 shares of your Common Stock (the "Shares"). As your legal counsel, we have examined the proceedings taken by you in connection with the issuance and sale of the Shares.

	It is our opinion that the Shares have been legally issued and are fully paid and non-assessable.

	We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                         Very truly yours,

                          LAW OFFICES OF
                          JEFFREY D. MARKS, ESQ., P.C.

                         /s/ Law Offices of  Jeffrey D. Marks, Esq., P.C.

JDM/cmr